EX.99.906CERT

Exhibit B
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Badgley Funds, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Badgley Funds, Inc. for the period ended November 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Badgley Funds, Inc. for the stated period.

	/s/ Scott R. Vokey	/s/ Lisa P. Guzman

	Scott R. Vokey President, Badgley Funds, Inc.	Lisa P. Guzman Treasurer, Badgley Funds, Inc.
Date	February 9, 2004

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Badgley Funds, Inc. for purposes of the Securities Exchange Act of 1934.